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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JULY 13, 1999


                       CAPSTAR BROADCASTING PARTNERS, INC.
             (Exact name of registrant as specified in its charter)



         DELAWARE                         333-25683              75-2672663
(State or other jurisdiction of     (Commission File Number)   (IRS Employer
       incorporation)                                        Identification No.)

600 CONGRESS AVENUE, SUITE 1400
         AUSTIN, TEXAS                                              78701
(Address of principal executive offices)                          (Zip code)


       Registrant's telephone number, including area code: (512) 340-7800

                                 NOT APPLICABLE
         (former name and former address, if changed since last report)

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ITEM 1. CHANGE IN CONTROL OF REGISTRANT

a) On July 13, 1999, AMFM Inc. (previously known as Chancellor Media Corporation), a Delaware corporation ("Parent"), acquired Capstar Broadcasting Corporation, a Delaware corporation ("CBC"). The acquisition was effected through the merger (the "Merger") of CMC Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Parent ("Sub"), with and into CBC, with CBC as the surviving corporation. Capstar Broadcasting Partners, Inc., a Delaware corporation (the "Company"), is a direct subsidiary of CBC. The acquisition of the CBC by Parent resulted in a change of control of CBC and the Company. As a result of the Merger, the Company became an indirect subsidiary of Parent.

         The holders of Class A common stock, par value $0.01 per share, of CBC ("Class A Common Stock"), Class B common stock, par value $0.01 per share, of CBC ("Class B Common Stock"), and Class C common stock, par value $0.01 per share, of CBC ("Class C Common Stock," and collectively with the Class A Common Stock and the Class B Common Stock, the "Common Stock"), were given the right to receive 0.4955 of a validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of Parent ("Parent Common Stock") for each share of Common Stock that they owned. Parent has delivered a notice of exchange procedures to each record holder of certificates that, immediately prior to the effective time of the Merger, represented shares of Common Stock which were converted into the right to receive shares of Parent Common Stock. Based upon the number of shares of Common Stock outstanding on May 19, 1999, the total consideration paid by Parent in the Merger was approximately 53.5 million shares of Parent Common Stock. Parent also assumed options, warrants and other equity rights of CBC which represent up to an additional 3.3 million shares of Parent Common Stock. The merger consideration was determined through arms' length negotiations between Parent and CBC. Immediately following the Merger, the shares of Parent Common Stock issued to CBC stockholders in the Merger constituted approximately 27.2% of the aggregate outstanding Parent Common Stock, or approximately 23.6% of the aggregate outstanding Parent Common Stock assuming all the outstanding options, warrants and other convertible securities of CBC are taken into account.

         Pursuant to the terms of the merger agreement, R. Gerald Turner, a former independent director of CBC, was elected to the board of directors of Parent on July 13, 1999.

b) Not applicable.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

a)       Not applicable.

b)       Not applicable.

c)       1.1      Amended and Restated Agreement and Plan of Merger, dated as of
                  April 29,1999, among Parent, CBC, CBC Acquisition Company,
                  Inc. and Sub. (1)

         1.2. First Amendment to Amended and Restated Agreement and Plan of Merger, dated as of June 30, 1999, among Parent, CBC and Sub.
                  (2)

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         (1)      Incorporated by reference to the Quarterly Report on Form 10-Q of Parent for the quarterly period ending March 31, 1999, File No. 000-21570.

         (2) Incorporated by reference to the Parent's Post-Effective Amendment No. 1 to Registration Statement on Form S-4, dated July 1, 1999, File No. 333-80173.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                     CAPSTAR BROADCASTING PARTNERS, INC.



                                     By:  /s/PAUL D. STONE
                                          --------------------------------------
                                     Name: Paul D. Stone
                                          --------------------------------------
                                    Title: Executive Vice President
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Date:    July 22, 1999